Exhibit 10.17

ROGUE BARON PLC To: Mr Charlie Wood 9 November 2022 Dear Mr Wood Non - Executive Director – Rogue Baron PLC (the “Company”) 1 I am writing to confirm the terms of your appointment as a non - executive director (chairman) of the Company, as agreed by the board of directors . It is agreed that this is a contract for services and is not a contract of employment . Appointment 2 Your appointment as a non - executive chairman of the Company will be governed by the terms of this letter and the Company’s Articles of Association, and shall continue unless otherwise terminated by either the Company or yourself by giving three month’s written notice to the other party . Time Commitment 3 You will be required to devote such of your time, attention and ability to the duties of your appointment hereunder as may be necessary or desirable for the proper and effective discharge of all of your functions and responsibilities in your capacity as a non - executive director of the Company or otherwise as may be agreed between the parties, subject to clauses 7 and 8 below . Duties 4 Non - executive directors have the same general legal responsibilities to the Company as executive directors . The board as a whole is collectively responsible for promoting the success of the Company by directing and supervising the Company’s affairs . The board : 1. provides entrepreneurial leadership of the Company within a framework of prudent and effective controls which enable risk to be assessed and managed ; 2. sets the Company’s strategic aims, ensures that the necessary financial and human resources are in place for the Company to meet its objectives, and reviews management performance ; and 3. sets the Company’s values and standards and ensures that its obligations to its shareholders and others are understood and met . Fees 5 The fee to be paid in consideration of the services you provide to the Company will be £ 36 , 000 per annum or as otherwise agreed by the Board acting on advice from the Remuneration Committee . This fee will be dependent on the company raising at least £ 400 , 000 by December 31 , 2022 of which you will be responsible for raising at least £ 200 k . The fee will include a pension of 15 % of your fee paid in monthly instalments . The fee will accrue until as such time the company has raised the above monies at an annualised rate of £22k.

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6 The Company will reimburse you for all reasonable and properly documented expenses you incur in performing the duties of your office subject to compliance with any procedures for such expense claims as may be adopted by the board . Outside Interests 7 It is accepted and acknowledged that you have business interests other than those of the Company and have declared any conflicts that are apparent at present . In the event that you become aware of any potential conflicts of interest, these should be disclosed to the board as soon as apparent . Confidentiality 8 All information acquired during your appointment is confidential to the Company and should not be released, either during your appointment or following termination (by whatever means), to third parties without prior clearance from the executive directors . 9 Your attention is also drawn to the requirements under UK legislation as to the disclosure of price sensitive information . Consequently, you should avoid making any statements that might risk a breach of these requirements without prior clearance from the executive directors . Review process 10 The performance of individual directors and the whole board and its committees is evaluated annually . If, in the interim, there are any matters which cause you concern about your role you should discuss them with the board as soon as is appropriate . Independent Professional Advice 11 Occasions may arise when you consider that you need professional advice in the furtherance of your duties as a director . Circumstances may occur when it will be appropriate for you to seek advice from independent advisors . Subject to the prior written approval of the board such expenses will be met by the Company . Indemnity and Directors and Officers Indemnity Insurance 12 During the term of your appointment the Company will procure and pay the premium for (or ensure the procurement and payment of premiums for) an insurance policy which insures you against such liabilities incurred by you during the course of your duties as a director of the Company as the Company may reasonably determine . 13 To the maximum extent permitted by law, the Company will also indemnify you in respect of any loss or damage you may incur in connection with an act or omission by you in connection with the performance of your role as a director of the Company . Governing Law and Jurisdiction 14 This agreement and any disputes or claims arising out of or in connection with its subject matter or formation (including non - contractual disputes or claims) are governed by and construed in accordance with the law of England and Wales . 15 The parties irrevocably agree that the courts of England have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this agreement or its subject matter or formation (including non - contractual disputes and claims) . Committees

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16 This letter refers to your appointment as a non - executive director of the Company . In the event that you are also asked to serve on one or more of the board committees this will be covered in a separate communication setting out the committees’ terms of reference and any specific responsibilities . 17 I hope you will be willing to accept appointment on these terms and if so, please sign and return the enclosed copy of this letter by way of confirmation. Yours sincerely for and on behalf of Rogue Baron PLC ……………………………….. Hamish Harris IN WITNESS WHEREOF this letter has been signed on the date stated below. EXECUTED by Mr Charlie Wood ) ) in the presence of: Name of Witness: Address of Witness: Occupation of Witness: Signature of Witness:

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